UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2006

TRAMMELL CROW COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-13531	75-2721454
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

2001 Ross Avenue
Suite 3400
Dallas, Texas		75201
(Address of principal		(Zip code)
executive offices)

Registrant’s telephone number, including area code:  (214) 863-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 15, 2006, Trammell Crow Company (the “Company”) issued a press release announcing that it will hold a special meeting of stockholders on December 18, 2006, for the purpose of asking its stockholders to vote upon a proposal to approve and adopt the Agreement and Plan of Merger, entered into on October 30, 2006, among the Company, CB Richard Ellis Group, Inc. (“CBRE”) and A-2 Acquisition Corp., a wholly owned subsidiary of CBRE.  The meeting will be held at 9:00 a.m. Central time on December 18, 2006, at the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas, 75201.  All of the Company’s common stockholders of record at the close of business on November 10, 2006 will be entitled to vote at the meeting.  The transaction is expected to close late in 2006 or early in 2007.  The Company currently expects to start mailing proxy statements soliciting the votes of its stockholders in favor of the proposed merger on or about November 16, 2006.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Title

99.1	Press release, dated November 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAMMELL CROW COMPANY

Date: November 15, 2006	By:	/s/ J. Christopher Kirk
J. Christopher Kirk
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release, dated November 15, 2006.